MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”), dated June 25, 2016 but effective as of July 22, 2015, is made by and between Nation Energy (Australia) Pty Ltd, an Australian limited company (the “Company”), and Carmen J. Lotito, a resident of Colorado (the “Advisor”).

WHEREAS, on the terms and subject to the conditions contained in this Agreement, the Company desires to obtain certain operational, management and consulting services from the Advisor and the Advisor desires to perform such services for the Company.

NOW, THEREFORE, in consideration of the premises and the respective mutual agreements, covenants, representations and warranties contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Engagement of Advisor. The Company appoints the Advisor and the Advisor accepts appointment on the terms and conditions provided in this Agreement as advisor to the Company, its direct and indirect subsidiaries and its direct and indirect affiliates (collectively, the “Nation Group”), including any other corporations or other entities hereafter formed or acquired by any member of the Nation Group to engage in any business. The parties expressly acknowledge that the Advisor is also an officer of the Company. Additionally, the parties expressly acknowledge that the Advisor may be elected or appointed to director, manager or officer positions of other companies in the Nation Group. It is understood that the Advisor’s rights and obligations hereunder shall be independent of the Advisor’s director, manager or officer positions with the Company or other members of the Nation Group.

2.     Services of the Advisor. Subject to any limitations imposed by applicable law or regulation, the Advisor shall render or cause to be rendered operational, management, consulting, accounting and financial services to the Company and the other members of the Nation Group as requested from time to time by the Board of Directors of the Company (the “Board”) and agreed to by the Advisor, which services may include advice and assistance concerning any and all aspects of the operations, planning and financing of the Company and the other members of the Nation Group and conducting relations on behalf of the Company or the other members of the Nation Group with accountants, attorneys, financial advisors and other professionals. The Advisor shall provide and devote to the performance of this Agreement such time and resources of the Advisor as the Advisor shall deem appropriate to the furnishing of the services hereunder. In addition, the Advisor shall, as requested by the Board and agreed to by the Advisor, render advice and expertise in connection with any acquisitions or dispositions undertaken by the Company or the other members of the Nation Group.

3.     Reimbursement of Expenses; Independent Contractor. All obligations or expenses incurred by the Advisor in the performance of his duties under this Agreement shall be for the account of, on behalf of, and at the expense of the Company, and all such expenses shall be promptly reimbursed by the Company. The Advisor shall not be obligated to make any advance to or for the account of the Company or any other member of the Nation Group or to pay any sums, except out of funds held in accounts maintained by the Company or any other member of the Nation Group, nor shall the Advisor be obligated to incur any liability or obligation for the account of the Company or any other member of the Nation Group. The Company shall reimburse the Advisor by wire transfer of immediately available funds for any amount paid by the Advisor, which shall be in addition to any other amount payable to the Advisor under this Agreement. The Advisor shall be an independent contractor, and nothing in this Agreement shall be deemed or construed to (i) create a partnership or joint venture between the Company or any other member of the Nation Group and the Advisor, (ii) cause the Advisor to be responsible in any way for the debts, liabilities or obligations of the Company or any other party, or (iii) cause the Advisor to be an officer, employee or agent of the Company or any other member of the Nation Group.

4.     Other Activities of the Advisor; Investment Opportunities. The Company acknowledges and agrees that the Advisor shall not be required to devote full time and business efforts to the duties of the Advisor specified in this Agreement, but instead shall devote only so much of such time and efforts as the Advisor reasonably deems necessary. The Company further acknowledges and agrees that the Advisor is engaged in the business of investing in, acquiring and/or managing businesses for his own account, and for the account of other unaffiliated parties, and understands that the Advisor plans to continue to be engaged in such business (and other business or investment activities) during the term of this Agreement. The Advisor makes no representations or warranties, express or implied, in respect of the services to be provided by the Advisor. Except as the Advisor may otherwise agree in writing after the date hereof: (a) the Advisor shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly (i) engage in the same or similar business activities or lines of business as the members of the Nation Group or (ii) do business with any client or customer of the members of the Nation Group; (b) the Advisor shall not be liable to any member of the Nation Group for breach of any duty (contractual or otherwise) by reason of any such activities or of the Advisor’s participation therein; and (c) in the event that the Advisor acquires knowledge from a third party (not of the Nation Group) of a potential transaction or matter that may be a corporate opportunity for any member of the Nation Group, on the one hand, and the Advisor, on the other hand, or any other person or entity, the Advisor shall not have any duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any other member of the Nation Group, and, notwithstanding any provision of this Agreement to the contrary, the Advisor shall not be liable to any member of the Nation Group for breach of any duty (contractual or otherwise) by reason of the fact that the Advisor directly or indirectly pursues or acquires such opportunity for himself, directs such opportunity to another person or entity, or does not present such opportunity to any member of the Nation Group. In no event will any the Advisor be liable to any member of the Nation Group for any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or in respect of any liabilities relating to any third party claims (whether based in contract, tort or otherwise) other than for claims relating to the services which may be provided by the Advisor hereunder (subject to Section 7 hereof).

5.     Compensation of the Advisor.

(a)     In consideration of the services to be rendered hereunder, the Company will pay to the Advisor a monthly fee in cash in the amount of Twenty Thousand Dollars ($20,000) (the “Consulting Fee”), payable in advance on the first (1st) business day of each calendar month. The payment by the Company of the Consulting Fee hereunder is subject to any applicable restrictions contained in any Company debt financing agreements. If any such restrictions prohibit the payment of any installment of the Consulting Fee, such Consulting Fee installment shall accrue and the Company shall make such installment payment as soon as it is permitted to do so under such restrictions, plus pay interest thereon from the due date of such installment before giving effect to such restriction to the date of payment at an interest rate of 10% per annum. If the Company or other members of the Nation Group acquire or enter into any additional business operations after the date of this Agreement (each, an “Additional Business”), the Board and the Advisor will, prior to the acquisition or prior to entering into the business operations, in good faith, determine whether and to what extent the Consulting Fee should be increased as a result thereof. Any increase will be evidenced by a written supplement to this Agreement signed by the Company and the Advisor.

(b)     Any payment pursuant to this Section 5 shall be made in cash by wire transfer(s) of immediately available funds to or among one or more accounts as designated from time to time by the Advisor to the Company in writing.

6.     Term. This Agreement shall commence effective as of the effective date hereof and shall remain in effect on a month-to-month basis. The Advisor may terminate this Agreement at any time upon written notice to the Company, such termination to be effective upon the Company’s receipt of such written notice. The Company may terminate this Agreement by giving written notice to the advisor at least one calendar month in advance of the termination date. No termination of this Agreement, whether pursuant to this Section 6 or otherwise, shall affect the Company’s obligations with respect to the fees, costs and expenses incurred by the Advisor in rendering services hereunder and not reimbursed by the Company as of the effective date of such termination. In addition, the provisions of Sections 7, 8, and 17 shall survive the termination of this Agreement and remain binding and in effect.

7.     Liability. The Advisor shall not be liable for any mistakes of fact, errors of judgment, or losses sustained by the Company or any of its subsidiaries or affiliates, or for any acts or omissions of any kind (including acts or omissions of the Advisor), except to the extent caused by intentional misconduct of the Advisor as finally determined by a court of competent jurisdiction.

8.     Indemnification of the Advisor. The Company and the other members of the Nation Group hereby agree to jointly and severally indemnify and hold harmless the Advisor from and against all losses, claims, liabilities, suits, costs, damages and expenses (including attorneys’ fees) arising from his performance of services hereunder. The Company and the other members of the Nation Group further agree to reimburse the Advisor on a monthly basis for any cost of defending any action or investigation (including attorneys’ fees and expenses), subject to an undertaking from the Advisor to repay the Company if the Advisor is determined not to be entitled to such indemnity.

9.     Assignment. Without the consent of the Advisor, the Company shall not assign, transfer or convey any of its rights, duties or interest under this Agreement, nor shall it delegate any of the obligations or duties required to be kept or performed by it hereunder. The Advisor shall not assign, transfer or convey any of his rights, duties or interest under this Agreement, nor shall he delegate any of his obligations or duties required to be kept or performed under this Agreement.

10.     Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

11.     No Waiver. The failure by any party to exercise any right, remedy or elections herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future exercise of such right, remedy or election, but the same shall continue and remain in full force and effect. All rights and remedies that any party may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, shall be distinct, separate and cumulative rights and remedies and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy.

12.     Amendment. The provisions of this Agreement may be amended or modified only with the prior written consent of the Company and the Advisor.

13.     Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the matters herein contained and any agreement hereafter made shall be ineffective to effect any change or modification, in whole or in party, unless such agreement is in writing and signed by the party against whom enforcement of the change or modification is sought.

14.     Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

15.     Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties.

16.     Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

17.     Confidentiality. The Company may not disclose the terms of this Agreement except as may be required by applicable law or the rules of any exchange on which the Company’s or its affiliates’ securities are traded.

{Signatures on following page}

IN WITNESS WHEREOF, the parties hereto have caused this Management Services Agreement to be executed and delivered as of the date first above written.

NATION ENERGY (AUSTRALIA) PTY LTD

By:   /s/ John R. Hislop

Name:  John R. Hislop

Title:    CFO and Vice President

     /s/ Carmen J. Lotito

Carmen J. Lotito